UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2018

Energy Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Dr. San Leandro, CA 94577

(Address if Principal Executive Offices)(Zip Code)

510-483-7370

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officerserin

(e) On August 24, 2018, Energy Recovery, Inc. (the “Company”) entered into a supplemental employment agreement (the “Agreement”) with each of Messrs. Eric Siebert, Nocair Bensalah and Rodney Clemente, which provides for additional severance benefits in the event such officer is terminated without “cause” as such term is defined in the Company’s Change in Control Severance Plan, which was previously filed with the Securities and Exchange Commission. Messrs. Siebert, Bensalah and Clemente are Named Executive Officers of the Company for the fiscal year ended 2017. Upon a qualifying termination under the Agreement, such officer is eligible to receive the greater of (a) any severance benefits provided in any applicable Company severance plan, or (b) an amount equal to six months of such officer’s then-current annual base salary, in each case, in exchange for a general release in a form reasonably satisfactory to the Company.

The foregoing description of the terms of the Agreement is a summary and is qualified in its entirety by the text of each of the Agreements entered into with Messrs. Siebert, Bensalah and Clemente, a copy of each of which is being filed with this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Employment Agreement with Mr. Eric Siebert
10.2	Employment Agreement with Mr. Nocair Bensalah
10.3	Employment Agreement with Mr. Rodney Clemente

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018

Energy Recovery, Inc.

By:	/s/ William Yeung
William Yeung
General Counsel